Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Tops Holding II Corporation (the “Company”) for the fiscal year ended December 31, 2016 (the “Report”) pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I, David Langless, Executive Vice President and Chief Financial Officer of the Company, certify, to the best of my knowledge, that on the date hereof:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Langless
David Langless
Executive Vice President and Chief Financial Officer
March 30, 2017